Exhibit 10.9

Terms of Loan made by Hin Kwok Sheung to the Registrant on January 16, 2016

On January 16, 2016, Hin Kwok Sheung, the chief executive officer, president and a director of Globalink, Ltd., made a loan to Globalink Xuzhou, the registrant’s wholly owned subsidiary, in the amount of $232,530 (RMB1,500,000) which was used to pay expenses incurred in connection with the development of the registrant’s ginkgo plantation in China. The loan is non-interest bearing, non-secured, and has no fixed terms of repayment.